                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [_]

Check the appropriate box:

[_] Preliminary proxy statement

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            RWD TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                   Laurens MacLure, Jr., Corporate Secretary
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      -------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------

   (5) Total fee paid:

      -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

      -------------------------------------------------------------------------

   (2) Form, schedule or registration statement no.:

      -------------------------------------------------------------------------

   (3) Filing party:

      -------------------------------------------------------------------------

   (4) Date Filed:

      -------------------------------------------------------------------------

[LOGO] RWD Technologies, Inc./R/                          10480 Little Patuxent
                                                          Parkway RWD
                                                          Building Columbia,
                                                          Maryland
                                                          21044 www.rwd.com

To our Stockholders:

I am pleased to invite you to attend the 2002 Annual Meeting of Stockholders of RWD Technologies, Inc. to be held on Friday, April 26, 2002, at 2:00 p.m., local time, at our Applied Technology Laboratory located at 5521 Research Park Drive, Baltimore, Maryland 21228. Details regarding the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. Please complete, date, and sign your proxy card and return it promptly in the enclosed envelope. This will ensure that your shares will be represented at the meeting if you do not attend in person.

If you are unable to attend the meeting in person, you may listen to audio highlights, which will be posted soon after the meeting on our investor relations Web site, located at http://www.rwd.com/investor.

Thank you for your ongoing support of, and continued interest in, RWD Technologies, Inc.

                                    Sincerely,

                                  /s/ R.W.DUETSCH
                                    Robert W. Deutsch
                                    Chairman, Chief Executive Officer and
                                      President


                                    [GRAPHIC]

                   We bring people and technology together/r/

[LOGO] RWD TECHNOLOGIES, INC. /R/

                  10480 Little Patuxent Parkway, RWD Building
                         Columbia, Maryland 21044-3530
                                (410) 730-4377

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                April 26, 2002

                               -----------------

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of RWD Technologies, Inc. ("RWD" or the "Company") will be held April 26, 2002, at 2:00 p.m., local time, at RWD's Applied Technology Laboratory located at 5521 Research Park Drive, Baltimore, Maryland 21228, for the following purposes:

    I. To elect one (1) Class I director and four (4) Class II directors of the Company to hold office until the 2004 Annual Meeting of Stockholders and 2005 Annual Meeting of Stockholders, respectively, and until their successors are elected and qualified;

   II. To approve and ratify the adoption of an amendment to the Company's Amended 1998 Omnibus Stock Incentive Plan;

  III. To approve and ratify the adoption of an amendment to the Company's Amended and Restated Employee Stock Purchase Plan; and

   IV. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

   The Board of Directors has fixed the close of business on March 8, 2002, as the record date for the meeting, and only those stockholders of record of the Company on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Accompanying this notice is a Proxy Card and Proxy Statement and a copy of RWD's Annual Report for the year ended December 31, 2001. Whether or not you expect to be present at the Annual Meeting, please complete, sign, and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. Your Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ LAURENS MACLURE, JR.
                                          Laurens MacLure, Jr.
                                          Vice President, General Counsel and
                                            Secretary

Columbia, Maryland

April 5, 2002

                            RWD Technologies, Inc.
                  10480 Little Patuxent Parkway, RWD Building
                         Columbia, Maryland 21044-3530
                                (410) 730-4377

                               -----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 26, 2002

                               -----------------

                                 INTRODUCTION

   This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the accompanying proxy are furnished to stockholders of RWD Technologies, Inc. ("RWD" or "Company") in connection with the solicitation of proxies by RWD's Board of Directors to be used at the Annual Meeting of Stockholders to be held on April 26, 2002 (the "Annual Meeting"). The purposes of the Annual Meeting are to: (1) elect one Class I director and four Class II directors of the Company to hold office until the 2004 Annual Meeting of Stockholders and 2005 Annual Meeting of Stockholders, respectively, and until their successors are elected and qualified; (2) approve and ratify an amendment to the Company's Amended 1998 Omnibus Stock Incentive Plan; (3) approve and ratify an amendment to the Company's Amended and Restated Employee Stock Purchase Plan; and (4) transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof. This Proxy Statement, Notice of Annual Meeting of Stockholders, and the accompanying proxy are first being sent to stockholders on or about April 5, 2002. The record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 8, 2002 (the "Record Date"). On the Record Date, there were issued and outstanding 15,304,495 shares of Common Stock, par value $0.10 per share (the "RWD Common Stock").

Quorum and Voting Rights

   The presence, in person or represented by proxy, of the holders of a majority of the issued and outstanding shares of RWD Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Each share of RWD Common Stock is entitled to one vote. Directors will be elected by a plurality of the votes cast, which means each share may be voted for as many individuals as there are directors to be elected and those individuals receiving the highest number of votes "For" election to the Board of Directors shall be considered duly elected. Cumulative voting is not permitted. The affirmative vote of a majority of the shares of RWD Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat is required for approval of all matters (other than the election of directors) being submitted to the stockholders for their consideration. An automated system administered by RWD's transfer agent, American Stock Transfer and Trust Company, will be used to tabulate the votes.

   Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to all other proposals, if you abstain from voting, your abstention will not count as a vote for or against the proposals and, therefore, will have no effect on the outcome of any matter voted on at the Annual Meeting.

   Many stockholders hold stock in street name through a broker-dealer. Brokers who hold shares for the accounts of beneficial owners may vote such shares either as directed by the beneficial owners or in their own discretion if permitted by the stock exchange or other organization of which they are members. Under the rules of the New York Stock Exchange ("NYSE"), NYSE member brokers are permitted to vote shares they hold in street name in their own discretion as to the election of directors if the beneficial owners have not furnished voting instructions within ten days of the meeting. Certain proposals other than the election of directors and selection of independent auditors are 'non-discretionary" and NYSE brokers who have received no instructions regarding shares they hold in street name, do not have discretion to vote on those proposals. When a broker votes shares held in street name on some but not all of the proposals represented at a meeting, the missing votes are referred to as "broker non-votes." Those shares will be included in determining the presence of a quorum at the Annual Meeting, but are not considered "present" for purposes of voting on the non-discretionary proposals. They have no impact on the outcome of such proposals. RWD understands that, under NYSE rules, Proposals 2 and 3 on the agenda for the Annual Meeting are non-discretionary proposals.

Cost of Solicitation

   The cost of soliciting proxies and preparing the proxy materials will be borne by RWD. In addition, RWD will require securities brokers, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such solicitation materials. Proxies may be solicited personally or by telephone or telegram by directors, officers, and employees of RWD or its subsidiaries without additional compensation to them.

Voting By Proxy

   The Board of Directors has selected Dr. Robert W. Deutsch and Mr. Kenneth J. Rebeck, and each of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the Annual Meeting and vote in person, whether or not he or she has previously given a proxy.

   With respect to the proposal regarding election of the Class I director and Class II directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to any specific nominee, in each case by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposals to approve and ratify the amendment to each of the Company's Amended 1998 Omnibus Stock Incentive Plan and the Company's Amended and Restated Employee Stock Purchase Plan, stockholders may (a) vote "For", (b) vote "Against" or (c) "Abstain" from voting as to each such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted "FOR" the election of all directors, approval of the amendment of the Amended 1998 Omnibus Stock Incentive Plan, and approval of the amendment to the Amended and Restated Employee Stock Purchase Plan. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matter properly comes before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

   Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the Annual Meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Board of Directors is composed of thirteen persons separated into three classes, with each class serving a three-year term. Four directors serve in Class I, one of whom is subject to election at the 2002 Annual Meeting and all of whom are subject to re-election for a three-year term beginning at the 2004 Annual Meeting. Five directors currently serve in Class II, four of whom are subject to re-election for a three-year term beginning at the 2002 Annual Meeting. The fifth Class II director has decided not to stand for re-election at the 2002 Annual Meeting. Four directors serve in Class III and are subject to re-election for a three-year term beginning at the 2003 Annual Meeting.

   One Class I director and four Class II directors are to be elected at the Annual Meeting to serve until the 2004 Annual Meeting of Stockholders and 2005 Annual Meeting of Stockholders, respectively, and until their successors are elected and qualified. The Board of Directors has nominated the five persons named below to serve as directors for the terms indicated. Each of the nominees is currently a member of the Board. The Nominee for Class I director and each of the nominees for Class II director have consented to serve on the Board of Directors through the 2004 Annual Meeting of Stockholders and 2005 Annual Meeting of Stockholders, respectively, and until his or her successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or, by Board resolution amending the By-laws of the Company, provide for a lesser number of directors.

      The Board of Directors recommends that stockholders vote "FOR" the election of its nominees for Class I director and Class II director.

Information Concerning Nominees for Director

   The following table presents information about the persons nominated (each of whom is a current director) by the Board of Directors for election at the Annual Meeting, one as a Class I director and four as Class II directors to serve until the 2004 Annual Meeting of Stockholders and 2005 Annual Meeting of Stockholders, respectively, and until their successors are duly qualified and elected.

                             Term Expires         Principal occupation, directorships with public
      Name and Age          (if re-elected)              companies, and other information
      ------------        ------------------- -------------------------------------------------------
Henry Z Shelton, Jr. (58) 2004 Annual Meeting Henry Z Shelton, Jr. was elected to the Board of
Director Since May 2001                       Directors on May 1, 2001 and is a member of the
                                              Board's Audit Committee. Mr. Shelton currently serves
                                              as Senior Vice President and Chief Financial Officer of
                                              USEC Inc., a supplier of enriched uranium fuel for
                                              commercial nuclear power plants. Prior to joining
                                              USEC, Mr. Shelton worked at Sunoco, Inc. where he
                                              held numerous senior financial management and inside
                                              Board positions in Exploration and Production,
                                              Refining and Marketing, Shipbuilding and the
                                              corporate office. Mr. Shelton has an MBA from the
                                              University of Chicago and a bachelor's degree from
                                              Carnegie Mellon University. He also has an Honors
                                              Diploma from the University of Vienna, Austria.

                             Term Expires          Principal occupation, directorships with public
      Name and Age          (if re-elected)               companies, and other information
      ------------        ------------------- ---------------------------------------------------------
Jane C. Brown (51)        2005 Annual Meeting Ms. Jane C. Brown was elected a director on March 1,
Director Since March 2001                     2001. Ms. Brown also serves on the Board of Directors
                                              of Legg Mason Trust, which provides investment
                                              services nationwide to high net worth individuals and
                                              families, and chairs its Investment and Trust
                                              Committee. Since 1995, Ms Brown has served as
                                              Executive Vice President and a member of the Board of
                                              Directors of The Robert W. Deutsch Foundation, Inc., a
                                              private philanthropic enterprise. Ms. Brown also serves
                                              on the Board of Directors of the University of
                                              Maryland College Park Foundation, the University of
                                              Maryland Foundation, the University of Baltimore
                                              Educational Foundation and the University of
                                              Baltimore. In addition, Ms. Brown is a member of the
                                              Boards of Trustees of Goucher College, The Park
                                              School of Baltimore and the Association of Baltimore
                                              Area Grantmakers. She serves on the City of Baltimore
                                              Workforce Investment Board and the Executive
                                              Steering Committee for the Digital Harbor High
                                              School, a project of the Baltimore City Public School
                                              System. Ms. Brown has an M.A. degree in English
                                              from SUNY at Stony Brook and a bachelor's degree in
                                              English and philosophy from the University of
                                              Maryland, College Park. Ms. Brown is the daughter of
                                              Dr. Robert W. Deutsch.
Robert M. Rubin (60)      2005 Annual Meeting Mr. Robert M. Rubin was elected to the Board of
Director Since March 2001                     Directors on March 1, 2001. He currently serves as
                                              CEO of Valley Management Consultants (VMC), a
                                              firm that specializes in information technology strategy,
                                              organizational design and evaluation. Prior to joining
                                              VMC in 2000, Mr. Rubin was Senior Vice President
                                              and Chief Information Officer for Elf Atochem North
                                              America, a $2 billion diversified chemical company,
                                              where he was responsible for all information
                                              technology, re-engineering and various administrative
                                              functions. Mr. Rubin has served on information
                                              technology advisory boards for various organizations,
                                              including the School District of Philadelphia, the City
                                              of Philadelphia, the American Management
                                              Association, The Wharton School of the University of
                                              Pennsylvania and CIO magazine. Mr. Rubin currently
                                              serves on the IT Advisory Council to the
                                              Commonwealth of Pennsylvania and the advisory board
                                              of Information Week. He has an M.A. degree in physics
                                              from Temple University and a bachelor's degree in
                                              physics from Drexel University.

                               Term Expires         Principal occupation, directorships with public
       Name and Age           (if re-elected)              companies, and other information
       ------------         ------------------- -------------------------------------------------------
Dana M. Sohr (42)           2005 Annual Meeting Mr. Dana M. Sohr joined the Company in 1993 and
Director Since January 2002                     currently serves as President of the Enterprise Systems
                                                Group. He was elected to RWD's Board of Directors in
                                                January 2002. Mr. Sohr has 20 years of experience
                                                supporting implementation of large information
                                                systems and for the past 12 years has concentrated his
                                                activities on SAP software implementations. He has
                                                been responsible for delivering high-quality training
                                                and support solutions to customers such as Dow
                                                Chemical, Goodyear, Polaroid and Tenneco
                                                Automotive. Mr. Sohr received his bachelor's degree in
                                                general studies, with concentrations in computer
                                                science and economics, from the University of
                                                Maryland.
Dr. David Yager (53)        2005 Annual Meeting Dr. David Yager joined the Company in 1999 and
Director Since April 2000                       currently serves as President of Latitude360 and
                                                Director of the Applied Technology Laboratory. Dr.
                                                Yager was elected to RWD's Board of Directors in
                                                April 2000. Prior to joining RWD, Dr. Yager was
                                                employed for 12 years as Distinguished Professor and
                                                Chair of the University of Maryland Baltimore
                                                County's Visual Arts Department and founding
                                                Director of the Imaging Research Center. Dr. Yager
                                                currently leads RWD's efforts to develop cutting-edge
                                                Internet business and eLearning strategies for both
                                                current and future clients. Dr. Yager received his
                                                H.D.D. from De Montfort University in the U.K., his
                                                M.F.A. from Florida State University and his
                                                bachelor's degree from the University of Connecticut.

Information Concerning Continuing Directors

                                   Term            Principal occupation, directorships with public
       Name and Age               Expires                 companies, and other information
       ------------         ------------------- ------------------------------------------------------
Dr. Robert W. Deutsch (78)  2004 Annual Meeting Dr. Robert W. Deutsch founded RWD Technologies,
Director Since January 1988                     Inc. in January 1988 and has been Chairman of the
                                                Board and Chief Executive Officer since that time,
                                                and effective January 1, 2002, he also became
                                                President. Dr. Deutsch founded General Physics
                                                Corporation in 1966 and was its Chairman, President,
                                                and Chief Executive Officer until 1987. From 1963 to
                                                1971, Dr. Deutsch was Chairman and Professor of
                                                Nuclear Science and Engineering at The Catholic
                                                University of America. Dr. Deutsch has a Ph.D. in
                                                physics from the University of California, is a member
                                                of the National Academy of Engineering and is a
                                                registered Professional Engineer. He received his
                                                bachelor's degree in physics from the Massachusetts
                                                Institute of Technology.

                                 Term             Principal occupation, directorships with public
      Name and Age              Expires                  companies, and other information
      ------------        ------------------- -------------------------------------------------------
Kenneth J. Rebeck (50)    2004 Annual Meeting Mr. Kenneth J. Rebeck joined the Company in 1988
Director Since April 1991                     and has been a director since 1991. He currently
                                              serves as Senior Vice President and Chief Operating
                                              Officer. From 1978 until 1988, Mr. Rebeck was
                                              employed by General Physics Corporation in a variety
                                              of professional and management capacities, including
                                              Project Director for a major NASA Pressure Vessel
                                              Recertification Program and Chief Engineer and
                                              Director, High Technology Activities. Mr. Rebeck
                                              received his M.S. in nuclear science and engineering
                                              from Carnegie Mellon University and his bachelor's
                                              degree in nuclear engineering from the State
                                              University of New York at Buffalo. He has
                                              Professional Engineering licenses in Maryland,
                                              Michigan and Pennsylvania.
Daniel J. Slater (46)     2004 Annual Meeting Mr. Daniel J. Slater joined the Company in 1999 and
Director Since July 2000                      currently serves as President of the Performance
                                              Solutions Group. Mr. Slater was elected to the Board of
                                              Directors in July 2000. Mr. Slater has over 24 years of
                                              overall manufacturing experience, 15 of which are in
                                              lean manufacturing environments. Prior to joining the
                                              Company, Mr. Slater was the plant manager of body
                                              welding manufacturing and engineering with BMW
                                              Manufacturing Corporation from 1993 to 1999. From
                                              1987 to 1993, he served as a production engineering
                                              manager with Toyota Motor Manufacturing. From 1977
                                              to 1987, Mr. Slater held various positions with
                                              Volkswagen of America.
James R. Kinney (63)      2003 Annual Meeting Mr. James R. Kinney was elected to the Board of
Director Since March 2000                     Directors in March 2000 and is a member of the
                                              Board's Compensation Committee and Audit
                                              Committee. Mr. Kinney has been President of Mariner
                                              Consulting Incorporated since 2000. In February
                                              2000, Mr. Kinney retired from Kraft Foods North
                                              America as Senior Vice President and Chief
                                              Information Officer where he was responsible for the
                                              strategic planning, development and deployment of
                                              business information systems. From 1996 to 1998, Mr.
                                              Kinney served as the Chairman of the IS Committee
                                              for the Grocery Manufacturers' Association, the trade
                                              association representing food manufacturers. He also
                                              chaired the Efficient Consumer Response sub-
                                              committee on IT. From 1996 to 1997, Mr. Kinney
                                              served as President of the Society for Information
                                              Management, a 2,500 member international
                                              organization dedicated to the issues of managing IT.
                                              He is on the advisory boards of several technology
                                              start-up firms and also serves in the same capacity for
                                              SHARE, a society for IT professionals. He has an
                                              M.B.A. from Northwestern University and a
                                              bachelor's degree from the U.S. Naval Academy.

                                 Term            Principal occupation, directorships with public
      Name and Age              Expires                 companies, and other information
      ------------        ------------------- ------------------------------------------------------
Jerry P. Malec (59)       2003 Annual Meeting Mr. Jerry P. Malec was elected to the Board of
Director Since June 1997                      Directors following completion of the Company's
                                              1997 initial public offering and currently serves as
                                              chair of the Board's Compensation Committee and
                                              Audit Committee. Mr. Malec has been Chairman of
                                              the Board of Servigistics, a provider of eBusiness
                                              applications for Supply Chain Planning Systems, since
                                              1997. From 1994 to 1997, Mr. Malec was President
                                              and Chief Executive Officer of Checkmate
                                              Electronics, Inc., a developer and manufacturer of
                                              systems and software for the retail and financial
                                              services industry. For six years prior to that, Mr.
                                              Malec was employed by Apple Computer, Inc., as
                                              Vice President and General Manager of its Enterprise
                                              Markets division. Mr. Malec received his bachelor's
                                              degree in economics from Wayne State University.
Robert T. O'Connell (63)  2003 Annual Meeting Mr. Robert T. O'Connell was elected to the Board of
Director Since June 1997                      Directors following completion of the Company's
                                              1997 initial public offering. He joined the Company in
                                              August 1997 as Senior Vice President of Strategic
                                              Business Planning. From August 2000 to June 2001,
                                              he served as Chief Financial Officer and Senior Vice
                                              President of Strategic Business Planning. From 1995
                                              to 1997, Mr. O'Connell served as Senior Vice
                                              President and Chief Staff Officer of EMC
                                              Corporation, a leading provider of intelligent
                                              enterprise storage and retrieval technology. Between
                                              1965 and 1994, Mr. O'Connell held several positions
                                              in General Motors Corporation, including Chairman
                                              and Chief Executive Officer of General Motors
                                              Acceptance Corporation Financial Services and Chief
                                              Financial Officer of General Motors Corporation. Mr.
                                              O'Connell received his M.B.A. in finance from the
                                              Harvard Graduate School of Business Administration
                                              and his bachelor's degree in economics from Yale
                                              University.
Jeffrey W. Wendel (47)    2003 Annual Meeting Mr. Jeffrey W. Wendel joined the Company in 1994
Director Since April 1996                     and currently serves as Senior Vice President of IT
                                              and Industry Services. Prior to joining the Company,
                                              Mr. Wendel was the Director of Process Simulation
                                              for S3 Technologies, Inc. from 1990 to 1994, where
                                              he managed an international business unit that focused
                                              on software solutions for the petrochemical, natural
                                              gas and nuclear power industries. From 1989 to 1990,
                                              he was Director of Simulation Technology for the
                                              Company. In his prior career assignments, Mr.
                                              Wendel was a technical manager for the Singer
                                              Company-Link SSD division and served in the U.S.
                                              Navy as a nuclear-trained submarine officer. Mr.
                                              Wendel received his M.B.A. in management from
                                              Loyola College and his bachelor's degree in systems
                                              engineering from the U.S. Naval Academy. He
                                              currently is a member of technical advisory boards at
                                              Towson University and the University of Maryland,
                                              Baltimore County.

      BOARD AND COMMITTEE MEETINGS; COMMITTEES AND DIRECTOR COMPENSATION

   During 2001, there were five meetings of the Board of Directors, and the Board Committees described below held a total of seven meetings. The average attendance of all such meetings was 96%. Each continuing director attended all meetings of the Board and Board Committees of which the director was eligible to attend.

Committees of the Board of Directors

   The Audit Committee meets with RWD's independent accountants to review whether satisfactory accounting procedures are being followed by RWD and whether RWD's internal accounting controls are adequate to monitor nonaudit services performed by the independent accountants; and to review fees charged by the independent accountants and discuss with the independent accountants their independence. The Audit Committee also recommends to the RWD Board the selection of independent accountants. During 2001, there were four meetings of the Audit Committee, and all members were in attendance at each meeting. The Audit Committee Charter is attached as Appendix A hereto, and the Audit Committee Report, required by the rules of the U.S. Securities and Exchange Commission (the "SEC"), is set forth below. The current members of the Audit Committee are Jerry P. Malec (chair), James R. Kinney and Henry Z Shelton, Jr.

   The Compensation Committee establishes the compensation for executive officers of the Company and generally reviews benefits and compensation for all officers and employees. It also administers RWD's stock plans. During 2001, there were three meetings of the Compensation Committee, and all members were in attendance at each meeting. The report of the Compensation Committee, required by the rules of the SEC, is included below. The current members of the Compensation Committee are Jerry P. Malec (chair) and James R. Kinney.

Non-employee Director Compensation

   During 2001, directors who are not employees of RWD received a total annual compensation package as follows: (a) an annual board retainer of $20,000, one-half in the form of shares of RWD Common Stock having a fair market value of $10,000 on the date of issuance and the other $10,000 is paid in cash; (b) an annual committee retainer of $1,000 in cash for membership on each Board Committee (or $2,000 in cash where the director serves as the chair of the Board Committee); (c) a fee of $1,000 in cash for each Board of Directors and Board Committee meeting attended; and (d) cash reimbursement for actual travel and out-of-pocket expenses incurred in connection with service as directors.

   In addition, upon their first election and upon each re-election to the Board of Directors, each director who is not an employee of the Company is granted an option to purchase 12,000 shares of RWD Common Stock under the Company's stock option plan. These options vest ratably over a three-year period beginning one year after the date of grant and have an exercise price equal to the fair market value of RWD Common Stock on the date of grant. Each such non-employee director is also eligible to receive additional options at the end of each calendar year.

   On May 1, 2001, upon his election to the Board, the Company granted Mr. Henry Z Shelton, Jr. an option to purchase 12,000 shares of RWD Common Stock at an exercise price of $3.51 per share (the fair market value on the date of grant).

   Directors who are employees of RWD do not receive any compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   None of the directors serving on the Compensation Committee is an employee of RWD, and neither the Chief Executive Officer nor any of the Named Executive Officers (as defined below) has served on the Compensation Committee. None of the members of the Compensation Committee, or any other director or executive officer of RWD, entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $60,000. Dr. Robert W. Deutsch, Chairman, Chief Executive Officer and President of RWD, and Ms. Jane C. Brown, Dr. Deutsch's daughter and a director of RWD, serve as directors and executive officers of The Robert W. Deutsch Foundation, Inc. The Robert W. Deutsch Foundation compensates Ms. Brown for her services as its Executive Vice President. No other director or executive officer of RWD is a director or executive officer of any other corporation that has a director or executive officer who is also a director or Board Committee member of RWD.

                            EXECUTIVE COMPENSATION

   The following table sets forth information about the annual and long-term compensation for the last three fiscal years of the Chief Executive Officer and the five other highest paid executive officers of RWD during fiscal year 2001 (collectively, the "Named Executive Officers"). All numbers are rounded to the nearest dollar.

                          Summary Compensation Table

                                                                          Long-Term
                                                                         Compensation
                                            Annual Compensation             Awards
                                      --------------------------------   ------------
                                                                          Securities
                                                                          Underlying     All Other
     Name and Principal Position      Year      Salary   Bonus  Other(1)   Options    Compensation(2)
     ---------------------------      ---- -   -------- ------- -------- ------------ ---------------
Dr. Robert W. Deutsch................ 2001     $150,000 $    --    --           --        $4,200
Chairman, Chief Executive             2000      150,000      --    --           --         4,025
Officer and President                 1999      150,000      --    --           --         7,000
Kenneth J. Rebeck.................... 2001     $300,000 $    --    --       30,000        $5,442
Senior Vice President-eLearning       2000      225,000      --    --       15,000         5,197
and Chief Engineer                    1999      200,000  22,500    --       18,000         9,181
Daniel J. Slater..................... 2001     $300,000 $    --    --       30,000        $5,010
President-Performance Solutions Group 2000      271,000      --    --       18,000         2,705
                                      1999      215,000   5,000    --        6,000           421
Dr. David Yager (3).................. 2001     $295,000 $    --    --       33,000        $5,442
President-Latitude360 Group           2000      250,000      --    --       38,000         5,784
                                      1999      200,000      --    --        2,000         1,230
Deborah T. Ung (4)................... 2001     $300,000 $    --    --       30,000        $4,686
President-Enterprise Systems Group    2000      225,000      --    --       18,000         4,697
                                      1999      200,000  22,500    --       18,000         8,428
Dana M. Sohr (5)..................... 2001     $190,000 $    --    --       18,000        $4,740
President-Enterprise Systems Group    2000           --      --    --           --            --
                                      1999           --      --    --           --            --

--------
(1) The Company also provides certain perquisites and other personal benefits. The aggregate dollar cost to the Company of such perquisites and other benefits in each of the years represented did not exceed the lesser of $50,000 or 10 percent of the amount reflected in the Salary and Bonus columns for any of the Named Executive Officers.
(2) Includes income deemed received for life insurance premiums, the premiums paid by the Company for split-dollar life insurance, as well as contributions to the Company's 401(k) plan paid by the Company on behalf of each of the Named Executive Officers.
(3) Dr. Yager's salary at January 1, 2001 was $300,000. He voluntarily elected to decrease his pay by 10%, effective November 1, 2001, in order to offset the performance of Latitude360.
(4) Ms. Ung resigned as President-Enterprise Systems Group on December 31, 2001 but agreed to remain a director until her term expires at the 2002 Annual Meeting.
(5) Mr. Sohr became President-Enterprise Systems Group on January 1, 2002. His salary was adjusted to $300,000 when he assumed this position. During 2001, Mr. Sohr served as the Company's Vice President-Enterprise Systems.

                       OPTION GRANTS IN LAST FISCAL YEAR
   The following table sets forth information regarding options to purchase shares of RWD Common Stock granted to the Named Executive Officers during the last fiscal year.


                                     Individual Grants
                      ------------------------------------------------
                      Number of                                          Potential Realized
                      Securities Percent of Total                         Value at Assumed
                      Underlying Options Granted  Exercise             Annual Rates of Stock
                       Options   to Employees in  Price Per Expiration Price Appreciation for
        Name           Granted     Fiscal Year    Share(1)     Date        Option Term(2)
        ----          ---------- ---------------- --------- ---------- ----------------------
                                                                           5%         10%
                                                                       ---------- -----------
Dr. Robert W. Deutsch       --          --             --           --         --          --
Kenneth J. Rebeck....   30,000         2.0          $3.20   06/29/2011 $60,373.88 $152,999.28
Daniel J. Slater.....   30,000         2.0           3.20   06/29/2011  60,373.88  152,999.28
Dana M. Sohr.........   18,000         1.2           3.20   06/29/2011  36,224.33   91,799.57
Dr. David Yager (3)..    3,000         0.2           2.20   12/24/2011   4,150.70   10,518.70
                        30,000         2.0           3.20   06/29/2011  60,373.88  152,999.28
Deborah T. Ung.......   30,000         2.0           3.20   06/29/2011  60,373.88  152,999.28

--------
(1) The exercise price equaled the fair market value of RWD Common Stock as determined by the Board of Directors on the date of grant. The exercise price is payable in cash or by delivery of shares of RWD Common Stock having a fair market value equal to the exercise price of options exercised.
(2) The 5 percent and 10 percent assumed annual rates of stock price appreciation used to calculate potential gains to optionees are mandated by the rules of the SEC. The potential realizable value does not represent the Company's prediction of its stock price performance. There can be no assurance that the stock price will actually appreciate over the 10-year option term at the assumed 5 percent and 10 percent levels or at any other level.
(3) In December 2001, Dr. Yager was granted an option to purchase 3,000 shares of the RWD Common Stock in recognition of his decision to voluntarily reduce his base pay by 10 percent beginning in November 2001.

              AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                            YEAR-END OPTION VALUES
   The following table sets forth information concerning the number and exercise price of the options to purchase RWD Common Stock exercised by the Named Executive Officers during the last fiscal year and the number and value of unexercised options to purchase RWD Common Stock held at the end of the fiscal year by the Named Executive Officers. Value is considered to be, in the case of exercised options, the difference between exercise price and market price on the date of exercise, and, in the case of unexercised options and exercisable options, the difference between exercise price and $2.59, the closing market price on December 31, 2001 for the RWD Common Stock.

                                                 Number of Securities
                        Shares                   Underlying Options at         Value of Unexercised
                      Acquired On    Value       Year-End Exercisable/    In-the-Money Options at Year-
        Name          Exercise(1) Realized (2)     Unexercisable(3)      End Exercisable/Unexercisable(3)
        ----          ----------- ------------ ------------------------- --------------------------------
                                               Exercisable Unexercisable  Exercisable       Unexercisable
                                               ----------- ------------- -------------      -------------
Dr. Robert W. Deutsch       --         --            --           --          --                   --
Kenneth J. Rebeck....       --         --        90,000           --       $157,876                --
Daniel J. Slater.....       --         --            --           --          --                   --
Dr. David Yager......       --         --            --        3,000          --               $1,170
Deborah T. Ung.......   38,000      $138,563         --           --          --                   --
Dana M. Sohr.........       --         --         6,000           --         9,540                 --

--------
(1) Upon exercise, option holders may simultaneously sell shares through a broker transaction in order to pay the option exercise price and satisfy tax withholding requirements. The amounts provided are gross amounts absent netting for shares sold simultaneously with the option exercise.
(2) Calculated on the basis of the fair market value of the underlying securities at the exercise date, minus the exercise price.
(3) Includes only the value of exerciseable and unexerciseable in-the-money options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Compensation Committee Overview. The Committee was established following the Company's initial public offering in June 1997. The function of the Compensation Committee is to advise the Board of Directors regarding overall compensation policies and recommend specific compensation for the Company's senior executive officers. The Compensation Committee is responsible for providing guidance to the Board regarding broad compensation issues, including salaries, bonuses, option grants, benefits and other remuneration for officers and employees of the Company. The Compensation Committee's responsibilities also include administering the Company's stock option plans, employee stock purchase plan and 401(k) plan. The Compensation Committee is composed only of independent directors who have never been officers or employees of the Company and have no other interlocking relationships with RWD that are subject to disclosure under SEC rules relating to proxy statements.

   At its meetings in 2001, the Committee discussed the full range of compensation issues facing the Company, the various recommendations of management, the general marketplace for talented employees and compensation market conditions.

   Compensation Philosophy. The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the success of the Company results from the efforts of each employee and that a cooperative, team-oriented environment is an essential part of the Company's culture and success. The Company believes strongly in the importance of rewarding employees for the common success of the organization. Consequently, the Company places particular emphasis on (a) broad employee equity participation through the use of stock options with long-term vesting, and (b) annual cash bonuses linked to overall Company profitability as integral parts of its compensation structure.

   Compensation of the Named Executive Officers. The principal elements of the Company's executive compensation program consist of both annual compensation (primarily base salary) and long-term incentive compensation in the form of stock options with extended vesting periods. Base salary, annual cash bonuses and stock option grants are determined on the basis of the performance of the Company, the operating group and the individual executive officer. Recommendations regarding the base salary of, and the annual cash bonuses to be paid to, the Named Executive Officers, other than the Chief Executive Officer, are made to the Compensation Committee by the Chief Executive Officer and either approved or modified by the Compensation Committee. The recommendation as to annual cash bonuses paid to each Named Executive Officer is based upon a review of the performance of these officers during the prior year by the Chief Executive Officer and their respective group's performance relative to the Company's business plan. The Compensation Committee concurred with the recommendations made by the Chief Executive Officer with respect to the base salary of the Named Executive Officers and the recommendation that no cash bonuses be paid in 2001.

   Compensation of the Chief Executive Officer. Dr. Robert W. Deutsch is the founder of the Company and serves as its Chairman, Chief Executive Officer and President. In determining the appropriate base salary levels for the Company's Chief Executive Officer, the Compensation Committee reviewed Dr. Deutsch's performance and the Company's performance. Based on this review and Dr. Deutsch's decision to maintain his salary at the current level, the Compensation Committee approved a base salary of $150,000 for Dr. Deutsch, effective January 1, 2002.

   In addition to base salaries, officers of the Company are eligible to receive annual cash bonuses at the discretion of the Compensation Committee. Cash bonuses for officers are determined at year-end on the basis of the performance of the Company, the operating group and the individual executive officer. In addition to these objectives, the CEO's bonus is also linked to the annual increase in the Company's profitability. The Company did not achieve its revenue and earnings goals for 2001. Based on these factors, the Compensation Committee approved the decision of management not to award any cash bonuses to officers and employees of the Company for 2001.

   Long-Term Incentive Compensation. During 2001, the Company granted stock options for 1,661,470 shares to 908 directors, officers and employees of the Company. Dr. Deutsch owns a significant percentage of the Company's Common Stock, and, therefore, he participates proportionately in any increase in stockholder value. The Compensation Committee believes that Dr. Deutsch's existing equity ownership sufficiently links his interests to the financial success of the Company. Therefore, during 2001, as in prior years, Dr. Deutsch was not granted options under the Company's stock option plan.

                                                      Jerry P. Malec-Chairman
                                                      James R. Kinney

                            STOCK PERFORMANCE GRAPH

   RWD is required by the SEC to provide a five-year comparison of the cumulative total stockholder return on RWD Common Stock compared with that of a broad equity market index and either a published industry index or a RWD-constructed peer group index.

   The following chart compares the cumulative total stockholder return on RWD Common Stock for the period beginning June 19, 1997, (the date of RWD's initial public offering) and ending December 31, 2001, with the cumulative total return on the Nasdaq Composite (U.S.) and Nasdaq Computer and Data Processing indices. The comparison assumes $100 was invested on June 19, 1997, in RWD Common Stock and in each of the foregoing indices. It also assumes reinvestment of any dividends.

   RWD does not make, nor does it endorse, any predictions as to future stock performance.






                                    [CHART]

         RWDT                  Nasdaq Stock    Nasdaq Computer and
         Technologies, Inc.    Market Index    Data Processing Services Index
 6/19/97  100                   100             100
 6/30/97   94.52                 99.70           99.32
 7/31/97  115.07                110.20          109.66
 8/29/97  105.48                110.04          106.73
 9/30/97  126.03                116.56          108.63
 10/31/97 123.29                110.49          106.41
 11/28/97 110.96                111.07          109.10
 12/31/97  98.63                109.12          102.57
 1/30/98  121.92                112.58          110.30
 2/27/98  120.55                123.16          125.20
 3/31/98  150.68                127.71          135.51
 4/30/98  138.36                129.87          136.65
 5/29/98  135.62                122.66          127.09
 6/30/98  129.45                131.22          150.10
 7/31/98  121.23                129.69          145.10
 8/31/98   98.63                103.97          117.88
 9/30/98  123.29                118.40          140.83
10/30/98  103.42                123.60          136.83
11/30/98  109.59                136.16          158.36
12/31/98  118.49                153.85          182.98
 1/29/99  116.10                176.18          221.22
 2/26/99   75.34                160.40          196.22
 3/31/99   95.55                172.54          220.69
 4/30/99   94.52                178.10          209.43
 5/28/99   88.36                173.16          204.38
 6/30/99   57.19                188.70          229.53
 7/30/99   53.08                185.30          215.94
 8/31/99   43.49                193.13          227.41
 9/30/99   43.15                193.40          239.04
10/29/99   44.52                208.90          257.00
11/30/99   44.52                234.31          298.52
12/31/99   56.85                285.85          402.20
 1/31/00   53.42                275.29          355.11
 2/29/00   48.97                327.67          420.63
 3/31/00   45.89                320.91          397.21
 4/28/00   43.84                269.91          304.43
 5/31/00   23.29                237.35          267.27
 6/30/00   31.85                279.03          324.23
 7/31/00   31.51                263.91          291.16
 8/31/00   44.18                295.10          328.12
 9/29/00   46.58                256.77          299.91
10/31/00   38.36                235.68          274.54
11/30/00   20.03                181.58          199.13
12/29/00   16.78                171.93          185.19
 1/31/01   26.03                192.79          214.11
 2/28/01   23.63                149.26          163.78
 3/30/01   19.86                128.34          135.11
 4/30/01   19.23                147.49          166.00
 5/31/01   25.70                147.31          166.27
 6/29/01   16.88                151.27          175.93
 7/31/01   18.08                141.64          154.38
 8/31/01   16.44                126.21          127.39
 9/28/01   10.47                104.95          107.60
10/31/01   12.05                118.41          125.09
11/30/01   13.21                135.26          141.91
12/31/01   14.19                136.42          149.14

                                RWD MANAGEMENT

   The following table sets forth information regarding RWD's executive officers, directors, and other significant employees:

Executive Officers and Directors Age                            Position
-------------------------------- --- ---------------------------------------------------------------
     Dr. Robert W. Deutsch...... 78  Chairman of the Board of Directors, Chief Executive Officer and
                                     President, Director
     Kenneth J. Rebeck.......... 50  Senior Vice President and Chief Operating Officer, Director
     Dana M. Sohr............... 42  President--Enterprise Systems Group, Director
     Daniel J. Slater........... 46  President--Performance Solutions Group, Director
     Dr. David Yager............ 53  President--Latitude360 and Director of the Applied Technology
                                     Laboratory, Director
     Jeffrey W. Wendel.......... 47  Senior Vice President--IT and Industry Services, Director
     Jane C. Brown.............. 51  Director
     James R. Kinney............ 63  Director
     Jerry P. Malec............. 59  Director
     Robert T. O'Connell........ 63  Director
     Robert M. Rubin............ 60  Director
     Henry Z Shelton, Jr........ 58  Director

     Key Employees
     Dudley R. Beagle........... 42  Vice President--International Manufacturing Services
     Michael Bray............... 48  Senior Vice President--Enterprise Systems
     Beth Marie Buck............ 47  Vice President and Chief Financial Officer
     Daniel A. Cantwell......... 49  Vice President--Performance Solutions
     Richard M. Contel.......... 53  Vice President--eLearning and Performance Support
     Robert B. Gosline, Jr...... 59  Vice President and Chief Information Officer
     T. Kathleen Hanley......... 49  Vice President--Lean Systems
     Laurens MacLure, Jr........ 45  Vice President, General Counsel and Corporate Secretary
     Vincent Marucci, Jr........ 44  Senior Vice President and Chief Technology Officer--Latitude360

   Information relating to RWD's key employees is set forth below. See "Information Concerning Nominees" and "Information Concerning Continuing Directors" above for information relating to the executive officers and directors of RWD.

   Dudley R. Beagle joined the Company in 1996 and currently serves as Vice President of International Manufacturing Services. Mr. Beagle moved to Europe in 1997 to help the Company grow its business there, and became Manager of European Operations in 1998. He has more than 21 years of automotive experience and has served in a variety of management roles. Prior to joining RWD, Mr. Beagle served as Operations Manager for Lobdel Emery from 1995 to 1996, and as Production Superintendent for Johnson Controls from 1990 to 1995. Mr. Beagle holds associate degrees in business management and marketing from the Kentucky College of Business.

   Michael Bray joined RWD in 1995 and currently serves as Senior Vice President of Enterprise Systems. In this capacity, Mr. Bray leads the organization in providing a wide range of human performance consulting services, including business strategy, change management, process reengineering, training and electronic performance support. Prior to joining the Company, Mr. Bray served as Director of Training for the U.S. Coast Guard. Mr. Bray received his M.S. in instructional systems design from Indiana University, his M.A.L.S. in physics from Wesleyan University and his bachelor's degree in marine science from the United States Coast Guard Academy.

   Beth Marie Buck joined the Company in 2000 and currently serves as Vice President and Chief Financial Officer. She is responsible for the executive oversight of financial activities, including public reporting, international operations, finance, and investor relations. Prior to joining the Company, Ms. Buck served for eight years as a senior finance and operations officer in a privately held services business and for one year as CFO and investment advisor at Greater Washington Investors. Earlier in her career, she worked at Coopers & Lybrand and H.J. Heinz Company. Ms. Buck received her masters degree from Carnegie Mellon University with distinguished honors in finance and graduated summa cum laude in accounting from Robert Morris College. She is a Certified Public Accountant.

   Daniel A. Cantwell joined the Company in 1991 and serves as Vice President of Performance Solutions. Prior to joining the Company, Mr. Cantwell was employed by The Chrysler Corporation from 1984 to 1991 as a Senior Technical Training Specialist. Mr. Cantwell received his B.A.S. in robotics and flexible automation from Sienna Heights College.

   Richard M. Contel joined the Company in 1991 and serves as Vice President of eLearning and Performance Support. During his career with RWD, Mr. Contel has been a director in the ERP, Electronic Document Management and Information Technology service areas. Before joining RWD, Mr. Contel worked for the B.F. Goodrich Company for 16 years, where he had broad management responsibilities in production and maintenance involving operations management, organizational development, productivity improvement, waste reduction and systems development. Mr. Contel has a bachelor's degree in mechanical engineering from Lafayette College.

   Robert B. Gosline, Jr. joined the Company in 1988 and serves as Vice President and Chief Information Officer, where he directs activities in strategic information system planning and implementation. Prior to joining the Company, Mr. Gosline was employed by General Physics Corporation from 1975 to 1988, and prior thereto served as a nuclear submarine officer in the U.S. Navy. Mr. Gosline received his M.S. in computer science from The Johns Hopkins University and his bachelor's degree from the U.S. Naval Academy.

   T. Kathleen Hanley joined the Company in December of 2000. She serves as Vice President of Lean Systems. Ms. Hanley was formerly employed by Toyota Motor Manufacturing Kentucky from 1987 to 2000 as Manager of Organization Development. Her experience at Toyota includes extensive experience in Quality Control and the Toyota Production System. Ms. Hanley received her B.A.S. degree in social work from the University of Kentucky.

   Laurens MacLure, Jr. joined the Company in 1999 and currently serves as Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, Mr. MacLure was employed as General Counsel by Pioneer EyeCare, Inc. from 1997 to 1999, and prior thereto served in a variety of legal positions with PHH Corporation from 1984 to 1997, most recently as Senior Vice President and General Counsel of PHH Vehicle Management Services. From 1981 to 1984, Mr. MacLure was in private legal practice. Mr. MacLure received his bachelor's degree in economics from Bucknell University and his J.D. from the University of Maryland School of Law.

   Vincent Marucci, Jr. joined the Company in 1992 and currently serves as Senior Vice President and Chief Technology Officer of Latitude360. Prior to joining the Company, Mr. Marucci served as an active duty U.S. Army officer. His assignments included information systems design and development for one of the Army's Artificial Intelligence Centers and as an instructor in mathematics and computer science at the U.S. Military Academy. Mr. Marucci received an M.S. in computer science and an M.S. in operations research from Stanford University and his bachelor's degree from the U.S. Military Academy.

                  STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

   The following table sets forth information as of March 8, 2002, with respect to the beneficial ownership of RWD Common Stock (including shares issuable upon the exercise of outstanding options that are exercisable as of that date or within 60 days thereafter) by (a) each of the directors (and nominees) of the Company; (b) the Chief Executive Officer and each of the other Named Executive Officers; and (c) all directors and executive officers as a group. Unless otherwise indicated, each named person exercises sole voting and investment power.

                                                        Shares Beneficially Owned
                                                   ----------------------------------
                     Name(1)                        Number     Nature(2)       Percent
                     -------                       --------- --------------    -------
Dr. Robert W. Deutsch............................. 8,905,500 Direct             61.1%
                                                     450,000 Indirect(3)

Kenneth J. Rebeck.................................     2,037 Direct                *
                                                     141,200 Vested Options

Daniel J. Slater..................................     8,400 Vested Options        *

Dana M. Sohr......................................    10,338 Direct                *
                                                      27,100 Vested Options

Dr. David Yager...................................    11,284 Direct                *
                                                      14,800 Vested Options

Jeffrey W. Wendel.................................     5,712 Direct                *
                                                         500 Indirect(4)
                                                      76,400 Vested Options

Jane C. Brown.....................................   167,319 Direct              4.1%
                                                     450,000 Indirect(5)
                                                       4,000 Vested Options

James R. Kinney...................................     4,230 Direct                *
                                                       9,666 Vested Options

Jerry P. Malec....................................     6,500 Direct                *
                                                      20,666 Vested Options

Robert T. O'Connell...............................    25,000 Direct              1.1%
                                                     140,000 Vested Options

Robert M. Rubin...................................     3,319 Direct                *
                                                       4,000 Vested Options

Henry Z Shelton, Jr...............................     4,703 Direct                *
                                                       4,000 Vested Options
All directors and officers as a group (12 persons)                              66.6%

--------
*  Less than 1%.
(1) The address of each stockholder listed in the table is c/o RWD Technologies, Inc., 10480 Little Patuxent Parkway, Suite 1200, Columbia, Maryland 21044-3530, Attention: Chief Financial Officer.
(2) "Vested Options" are options that may be exercised as of March 8, 2002 or within 60 days thereafter. "Direct Shares" include shares held by the named person, including shares subject to vesting, forfeiture risk or other restrictions.
(3) Consists of 450,000 shares owned by Mrs. Florence Deutsch, Dr. Robert W. Deutsch's wife, as to which Dr. Deutsch disclaims beneficial ownership.
(4) Consists of 500 shares held in the Fred W. Wendel Trust B account, for which Mr. Wendel serves as a co-trustee and as to which Mr. Wendel disclaims beneficial ownership.
(5) Consists of 450,000 shares held in trust for the benefit of Ms. Brown's minor child and nieces and nephews, for which Ms. Brown serves as co-trustee and as to which Ms. Brown disclaims beneficial ownership.

                             EMPLOYMENT AGREEMENTS

   The Company has entered into Employment Agreements with Dr. Robert W. Deutsch, Mr. Kenneth J. Rebeck, and Mr. Jeffrey W. Wendel. Each of these Employment Agreements has an initial term of three years and is automatically renewed thereafter for successive one-year terms until terminated by either the Company or the executive officer. In 2001, the Company also entered into an Employment Agreement with Mr. Daniel J. Slater to secure his services with the Company as President?Performance Solutions Group. Mr. Slater's Employment Agreement has an initial term of one year and automatically renews thereafter for successive one-year terms until terminated by either the Company or Mr. Slater. RWD is currently negotiating similar Employment Agreements with Mr. Dana M. Sohr and Dr. David Yager. All Employment Agreements entered into by the Company with the Named Executive Officers provide for initial annual salaries, subject to annual adjustment at the discretion of the Chief Executive Officer and the Company's Compensation Committee, and provide for annual cash bonuses in amounts determined by the Company's Compensation Committee. The Employment Agreements contain confidentiality provisions and one-year covenants-not-to-compete following termination or expiration of employment (as defined in the Employment Agreements).

   RWD entered in to an Employment Agreement with Ms. Beth Marie Buck in 2001 when she assumed the position of Chief Financial Officer of the Company. The Employment Agreement provides that in the event of termination of her employment for any reason other than death, disability, retirement or for cause, Ms. Buck will receive certain severance benefits. Ms. Buck's Employment Agreement also contains confidentiality provisions, a covenant-not-to-compete and a non-solicitation of employees restriction following termination or expiration of her employment with the Company.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own 10 percent or more of the Company's Common Stock (the "Reporting Persons") to file reports regarding their RWD Common Stock ownership and changes in that ownership with the SEC. Based solely on a review of the copies of such forms furnished to RWD and written representations from the Reporting Persons, the Company believes that during 2001, each of the Reporting Persons complied with all Section 16(a) reporting requirements applicable to them.

                               PROPOSAL NUMBER 2

                       APPROVAL OF THE AMENDMENT TO THE
                   AMENDED 1998 OMNIBUS STOCK INCENTIVE PLAN

   On February 20, 2002, the Board of Directors approved an amendment to the Company's Amended 1998 Omnibus Stock Incentive Plan, contingent upon approval of the stockholders at the 2002 Annual Meeting. The amendment increases the number of shares of RWD Common Stock available for issuance under the plan from 5,500,000 to 7,500,000. Upon the plan's adoption, the Company originally reserved 2,000,000 shares for awards under the plan. On April 6, 2000, RWD's stockholders approved an additional 3,500,000 shares for award under the plan. This proposed amendment now authorizes an additional 2,000,000 shares for award under the plan effective February 20, 2002. This increase in authorized shares is the only change that the amendment makes to the plan as previously approved by the stockholders. As of March 8, 2002, approximately 3,915,718 shares of RWD Common Stock were subject to outstanding stock options issued under the plan and approximately 1,584,282 shares remained available for new awards. The Company believes that approval of this amendment is critical to its ability to continue to attract, retain and motivate its key personnel.

   The following is a summary of the plan. A copy of the plan has been filed with the SEC and is available for view through the SEC's website (www.sec.gov). This summary is qualified in its entirety by reference to the full text of the plan, as amended.

General

   Purpose: The purpose of the plan is to promote the Company's long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to the growth and financial success of the Company. In addition, the plan allows RWD to attract, retain and reward the best-available personnel.

   Shares Available under the Plan: The plan, as amended, provides that up to 7,500,000 shares of Common Stock may be issued with respect to stock options and other awards granted under the plan. The maximum number of shares of Common Stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual is 200,000 shares. These limits are subject to adjustment by the administrator to reflect any stock dividends, stock splits, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will thereafter be available for further awards under the plan.

   Administration: The plan is administered by the Company's Compensation Committee and from time to time may be administered by the Company's Board of Directors or by such committee or committees as may be appointed by the Board of Directors. In the event of changes in RWD's Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the administrator has discretion to make appropriate adjustments to the number, kind and price of shares covered by outstanding awards, and may make any other adjustments in outstanding awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash or in shares of Common Stock or other of the Company's securities or the securities of any other entity, or in any other matters which relate to awards as the administrator may determine to be necessary or appropriate.

   Without the consent of holders of awards, the administrator in its discretion is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting RWD or RWD's financial statements or those of any of its subsidiaries, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.

   Participation: Participation in the plan is open to RWD's, or any of its affiliates', employees, officers and directors, as selected by the administrator from time to time. RWD estimates that as of March 8, 2002, all seven of its non-employee directors and approximately 925 of its employees were eligible to receive awards under the plan.

Type of Awards

   The plan allows stock options, stock appreciation rights, stock awards, phantom stock awards, and performance awards to be granted. These awards may be granted separately or in tandem with other awards. The administrator determines the prices, expiration dates and other material conditions upon which such awards may be exercised. The Company, or any of its affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards. Only stock options have been granted under the plan to date.

   Stock Options: The administrator may grant either awards of incentive stock options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, or nonqualified stock options. Grants of incentive stock options, however, are limited to RWD's employees and employees of any subsidiary of RWD. Options intended to qualify as incentive stock options must have an exercise price at least equal to fair market value on the date of grant. Nonqualified stock options may be granted with an exercise price above or below fair market value. To date, only nonqualified stock options have been granted and all such options have had an exercise price at least equal to fair market value on the grant date. As of March 8, 2002, the fair market value of a share of RWD's Common Stock, determined by the closing sale price per share of Common Stock on that date as quoted on the Nasdaq-National Market, was $3.70. The option exercise price may be paid in cash, by tender of shares of Common Stock, or by any other means the administrator approves.

   Stock Appreciation Rights: The administrator may grant awards of stock appreciation rights which entitle the holder to receive a payment (in cash, Common Stock, or in a combination of both) for each such right equal to the excess of (A) the fair market value on the exercise date of one share of our Common Stock over (B) the base price per share specified in the grant agreement. The administrator has never granted this type of award.

   Stock Awards and Phantom Stock Awards: The administrator may grant restricted or unrestricted stock awards, or awards denominated in stock-equivalent units, to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of Common Stock, or in a combination of both.

   Performance Awards: The administrator may grant performance awards which become payable in cash, in shares of Common Stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. Performance goals established by the administrator may be based on our operating income, or that of RWD's affiliates, or one or more other business criteria selected by the administrator that apply to an individual or group of individuals, a business unit, or RWD or RWD's affiliates as a whole, over such performance period as the administrator may designate.

Future Awards Under the Plan

   Because participation and the types of awards available for grant under the plan are subject to the discretion of the administrator to be exercised from time to time, the benefits or amounts that any participant or groups of participants may receive if the amendment is approved cannot be determined at this time.

Amendment and Termination

   RWD's Board of Directors may terminate, amend or modify the plan or any portion thereof at any time. Absent further action by RWD's Board of Directors, the plan will terminate on March 5, 2008.

Federal Income Tax Consequences

   The following is a general summary of the current federal income tax treatment of stock options, which are authorized to be granted under the plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

   Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurs. When the holder disposes of the shares, he or she will recognize capital gain or loss.

   Incentive Stock Options: No tax consequences result from the grant of the option. If an option holder exercises the option, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and the Company will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder does not dispose of the stock within two years from the option grant date nor within one year after the exercise date. The three-month period extends to one year in the event of disability and is waived in the event of death. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

   If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be substantially the same as for a nonqualified option. If the option holder fails to comply with the holding period requirements, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, the Company will be allowed an equivalent deduction in the same year.

   Disallowance of Deductions: The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan, such as the Amended 1998 Omnibus Stock Incentive Plan, that limits the number of shares that may be issued to any individual and which is approved by the corporation's shareholders.

Required Vote

   Approval of the amendment to the plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the meeting. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

The Board of Directors recommends that the stockholders vote "FOR" the approval of the
     amendment to the Company's Amended 1998 Omnibus Stock Incentive Plan.

                               PROPOSAL NUMBER 3

                       APPROVAL OF THE AMENDMENT TO THE
               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

   On February 20, 2002, the Board of Directors approved an amendment to the Company's Amended and Restated Employee Stock Purchase Plan, contingent upon approval of the stockholders at the Annual Meeting. The amendment increases the number of shares of RWD's Common Stock available for issuance under the plan from 475,000 to 875,000. The purchase plan was adopted by the Board of Directors on February 11, 1997 and approved by the stockholders at the 1997 Annual Shareholders' Meeting. A total of 175,000 shares of RWD's Common Stock were initially reserved for issuance under the plan, and on April 5, 1999, in connection with the amendment and restatement of the plan, the Company's stockholders approved the reservation of an additional 300,000 shares. As of March 8, 2002, 474,922 shares had been issued under the plan, and 78 remain available for future issuance.

   Consequently, the Board of Directors proposes that the stockholders approve the amendment to the purchase plan to make available for purchase under the plan an additional 400,000 shares of RWD's Common Stock. The increase in the number of shares available for purchase under the plan is the only revision being made to the purchase plan as previously approved by the stockholders. The following is a fair and complete summary of the purchase plan as proposed to be amended; it is qualified in its entirety by reference to the full text of the plan, as amended. A copy of the plan has been filed with the Securities and Exchange Commission and is available for review through their website (www.sec.gov).

Eligibility; Administration

   The purchase plan provides employees with an opportunity to purchase shares of RWD's Common Stock at a discount through payroll deductions, thereby increasing their interest in the growth and success of the Company. All of RWD's regular full-time employees, and those of its subsidiaries, including officers (with the limited exception of those having, directly or indirectly, 5% or more of the total combined voting power or value of the stock of the Company), and all other employees whose customary employment is for more than 20 hours per week and at least five months per year, are eligible to participate in the purchase plan. Non-employee directors are not eligible. The purchase plan is administered under the direction of the Compensation Committee of RWD's Board of Directors. The Compensation Committee has discretion, without seeking stockholder approval, to permit employees working 20 or fewer hours per week or fewer than five months per year to participate or to exclude additional categories of employees within statutory limits. In addition, the Compensation Committee has discretion to include, exclude or terminate the participation of employees of any subsidiary at any time if it deems it advisable to do so. Based on current employee data, the Company estimates that approximately 920 employees are eligible to participate in the purchase plan as of March 8, 2002.

Offering Periods

   Each offering period under the purchase plan is for a six-month period commencing on the first business day on or after May 1/st or November 1st of each calendar year, unless the Company's Compensation Committee determines otherwise. A special offering period of three months' duration commences on the first business day on or after each February 1st and August 1st for those individuals who first become eligible under the plan after November 1st or May 1st, respectively. Eligible employees must enroll on or before the first day of an offering period and are re-enrolled automatically for subsequent offering periods unless they withdraw their participation or otherwise become ineligible. /

Stock Purchases Under The Purchase Plan; Payroll Deduction

   Participating employees may contribute from 1 percent to 10 percent, or such other limit as the Compensation Committee may determine from time to time, of base salary and overtime pay through payroll deductions. Participating employees are permitted to decrease their contribution percentage at any time or discontinue contributions once during any offering period, but are not permitted to increase their contribution percentage until the start of a subsequent offering period. Participants may withdraw at any time and receive a refund of their contributions. On the last business day of each offering period, the employee's accumulated contributions are applied to the purchase of shares of RWD's Common Stock at a purchase price per share equal to 85% of the stock's closing price on the first day of the offering period or on the date of purchase (the last business day of the offering period), whichever is lower. As of March 8, 2002, the closing price of a share of RWD's Common Stock, as quoted on the Nasdaq-National Market, was $3.70. The maximum aggregate purchase which an employee may make in a single calendar year is $25,000 worth of stock, based on the fair market value of RWD's Common Stock determined as of the first day of the applicable offering periods in which the employee participates.

Purchase Plan Benefits

   Because participation in the purchase plan and the level of payroll deductions made by participants during each offering period, up to the specified limit, is in the discretion of eligible employees, and because the purchase price for shares under the purchase plan cannot be determined until the close of each offering period, the amount of Common Stock that will be received, and the amount of discount that will be realized, by any participant or groups of participants, cannot be determined at this time.

Amendment And Termination

   The purchase plan is of indefinite duration, subject to amendment and termination by RWD's Board of Directors at any time.

Federal Income Tax Consequences

   The purchase plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. As such, neither the grant of rights to purchase shares under each offering period, nor the actual purchase of shares at the close of the offering period, will result in taxable income to the employee or a deduction to the Company.

   If the employee sells any shares acquired under the purchase plan (or transfers them by gift) within two years after the commencement date of the offering period under which the shares are purchased or within one year after the shares are purchased, there will be a "disqualifying disposition." Upon a disqualifying disposition, the employee will realize ordinary income in an amount equal to the difference between the employee's purchase price for the shares and their fair market value on the date of purchase. Any gain realized in excess of that ordinary income will be capital gain. The Company will have a corresponding tax deduction at the time of sale or transfer in a disqualifying disposition for the ordinary income recognized by the employee. If an employee disposes of shares acquired under the purchase plan other than in a disqualifying disposition, the employee recognizes (i) ordinary income equal to the difference between the employee's purchase price and the fair market value of the shares on the commencement date of the offering period under which the shares were purchased, or, if less, the difference between the amount realized by the employee in the disposition and the purchase price of the shares, and
(ii) a long-term capital gain for any additional gain realized by the employee in the disposition. The Company will not have a corresponding tax deduction for the ordinary income recognized by the employee if there is not a disqualifying disposition.

Required Vote

   Approval of the amendment to the purchase plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the meeting. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

The Board of Directors recommends that the stockholders vote "FOR" the approval of the
 amendment to the Company's Amended and Restated Employee Stock Purchase Plan.

                            AUDIT COMMITTEE REPORT

   As of January 2001, the Audit Committee of the Board of Directors of the Company was composed of two independent directors. At its meeting on April 27, 2001, the Board of Directors elected Mr. Henry Z Shelton, Jr. as the third member of the Audit Committee effective May 1, 2001, the date of his election to the Board. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement, and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the appointment of the Company's independent auditors.

   Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Arthur Andersen, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Arthur Andersen's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

   Arthur Andersen also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Arthur Andersen that firm's independence. The Audit Committee further considered whether the provision by Arthur Andersen of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence. In that regard, henceforth, whenever practical, the Company will utilize internal or external resources to perform consulting services. On a quarterly basis beginning in 2002, the Audit Committee will review all services provided by the Company's independent auditors.

   In 2001, Arthur Andersen performed various professional services for RWD. These services included completion of the examination of 2000 financial statements for RWD, other review work of required filings with the Securities and Exchange Commission, preliminary work on the examination of fiscal year 2001 financial statements, preparation of corporate tax returns and other consultation with RWD personnel on accounting, tax and related matters.

   Audit Fees, which include the aggregate fees for professional services          Approximately $84,088
   rendered by Arthur Andersen in connection with their audit of RWD's annual consolidated financial statements and review of the consolidated financial statements included in RWD's Quarterly Reports on Form 10-Q for the 2001
   fiscal year.

   Financial Information Systems Design and Implementation Fees for                          --
   professional services rendered by Arthur Andersen in the 2001 fiscal year relating to financial information systems design and implementation.

   Attestation Fees, which include the aggregate fees for attestation services     Approximately $37,064
   rendered by Arthur Andersen for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, and consultation on accounting standards or transactions.

   Other Fees, which include the aggregate fees for all other services, such as    Approximately $358,138
   consultation related to tax planning and compliance, improving business and operational processes and regulatory matters, and services related to the
   Company's ex-patriate employees.

   The Audit Committee has considered whether the services provided under Attestation Fees and Other Fees provided by Arthur Andersen could impair the auditors' independence and concluded that such services have not impaired the auditors' independence.

   In view of the highly publicized events involving Arthur Andersen, including its recent indictment, the Audit Committee and the Board of Directors will continue to monitor the Company's engagement of Arthur Andersen and other developments relating to that firm.

   Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          Jerry P. Malec- Chair
                                          James R. Kinney
                                          Henry Z Shelton, Jr.


                                 OTHER MATTERS

   The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

                 STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

   Under SEC rules, stockholders intending to present a proposal at the 2003 Annual Meeting and have it included in the Company's Proxy Statement for that meeting must submit the proposal in writing to Laurens MacLure, Jr., Secretary, 10480 Little Patuxent Parkway, RWD Building, Columbia, Maryland 21044. The Company must receive the proposal no later than December 31, 2002.

   Stockholders intending to present a proposal at the 2003 Annual Meeting, but not to include the proposal in our Proxy Statement, must comply with the requirements set forth in the Company's By-laws. The By-laws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by our Secretary no more than 120 days and no less than 90 days prior to the anniversary of the mailing of the notice of the preceding year's annual meeting. Therefore, the Company must receive notice of such a proposal for the 2003 Annual Meeting no earlier than December 1, 2002 and no later than December 31, 2002. If the notice is received before December 1, 2002 or after December 31, 2002, it will be considered untimely and the Company will not permit the stockholder to present the proposal at the 2003 Annual Meeting.

                                 MISCELLANEOUS

   A copy of RWD's Annual Report on Form 10-K for 2001, as filed with the SEC, excluding certain exhibits thereto, may be obtained without charge, by writing Investor Relations, RWD Technologies, Inc., 10480 Little Patuxent Parkway, Suite 1200, Columbia, Maryland 21044-3530 or by telephoning (410) 730-4377.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

..
                                          Laurens MacLure, Jr.
                                          Vice President, General Counsel and
                                            Secretary

Columbia, Maryland
April 5, 2002

                                                                     APPENDIX A

                            RWD Technologies, Inc.

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

   The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent accountants, recognizing that the Company's management is responsible for preparing the Company's financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants are ultimately accountable to the Committee and the Board for such accountants' audit of the financial statements of the Company.

II.  ORGANIZATION

   . The Audit Committee shall be appointed annually by the Board of Directors.
   . The Audit Committee shall be composed of at least three independent directors, each of whom shall meet the independence and financial literacy requirements of the National Association of Securities Dealers ("NASD").
   . At least one member of the Committee will possess accounting or financial management expertise as defined by NASD.
   . The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and provide the Committee with a written agenda for all meetings.

III.  RESPONSIBILITIES

   The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

1.  General

   . Review and reassess this Charter and the scope of the responsibilities of the Committee, and make appropriate recommendations for Board action thereon, each as conditions dictate (but at least on an annual basis).
   . Include a copy of this Charter in the Annual Report to stockholders or the Proxy Statement at least triennially or the year after any significant amendment to the Charter.
   . Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation, in which event, at the appropriate time, the Committee shall provide management with an estimate of the cost of such investigation.
   . Meet at least 4 times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.
   . Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.
   . Perform such other functions assigned by law, the Company's charter or bylaws, or the Board of Directors.

   . Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

2. Internal Controls and Risk Assessment

   . Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company.
   .   Consider and review with management and the independent accountants:

       -- The effectiveness of or weaknesses in the Company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.
       -- Any related significant findings and recommendations of the independent accountants together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.
   . Discuss with management and the Company's independent public accountants, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

3. Financial Reporting

Meet at least quarterly or more frequently to review financial statements and other financial information to be filed with the SEC and other agencies and other documents to be published containing the Company's financial statements or other financial information, including annual and interim reports, press releases and statutory filings, and confirm that the information contained in these documents is consistent with the information contained in the financial statements and that the independent accountants do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the accountants. The Chair of the Committee may represent the entire Committee for purpose of this review.

   . Review with management and the independent accountants at the completion of the annual audit:

       -- The Company's annual financial statements and related footnotes.
       -- The independent accountants' audit of the financial statements and related report thereon.
       -- Any significant changes required in the independent accountants'
          audit plan.
       -- Any significant difficulties or disputes with management encountered during the course of the audit.
       -- The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves, and the Company's accounting principles.
       -- The overall quality of the Company's financial reporting.
       -- Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

   . Determine, based on the reviews and discussions noted herein, whether to recommend to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for filing with the SEC.
   . Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standard No. 61, Communications with Audit Committees, as amended.
   . Report the results of the annual audit to the Board. If requested by the Board, invite the independent accountants to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

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   .   Prepare any report required by the rules of the SEC to be included in the Company's annual Proxy Statement, including but not limited to a report of the Committee to be included in the Company's Proxy Statement for its annual meeting of stockholders, disclosing whether (1) the Committee had reviewed and discussed with management and the independent accountants, as well as discussed within the Committee (without management or the independent accountants present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements; (2) the Committee discussed with the accountants the independence of the accountants; and
       (3) based upon the Committee's review and discussions with management and the independent accountants, the Committee had recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K.
   . Assess Company internal processes for determining and managing key financial statement risk areas.

4. Independent Accountants

   . Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.
   . Review the scope and approach of the annual audit and timely quarterly reviews with the independent accountants.
   . Review the independent auditors' identification of issues and business and financial risks and exposures.
   . Review the nature of all services and related fees provided by the independent accountants.
   . On an annual basis, obtain from the independent accountants a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. In addition, review with the independent accountants the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board take, appropriate action to ensure the continuing independence of the independent accountants.
   . Obtain from the independent accountants assurance that the audit was conducted in accordance with auditing standards generally accepted in the U.S. and rules and regulations set forth in Section 10A of the Securities Exchange Act of 1934, as amended.
   . Instruct the independent accountants to report directly to the Audit Committee any serious difficulties or disputes with management.

5. Compliance with Laws and Regulations

   . Ascertain whether the Company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.
   . Review with the Company's general counsel and others any legal, tax or regulatory matters that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

6. Compliance with Codes of Ethical Conduct

   . Review and assess the Company's processes for administering a code of ethical conduct.
   . Review with management and the independent accountants the results of their review of the Company's monitoring of compliance with the Company's code of conduct, including compliance with the Foreign Corrupt Practices Act.
   . Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by management or the independent accountants.
   . Review a summary of and consider whether any action needs to be taken with respect to any related party transactions and/or potential conflicts of interest involving any officers or directors.

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